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                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 17, 2005
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                               Cecil Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


              Maryland               0-24926              52-1883546
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(State or other jurisdiction    (Commission file         (IRS Employer
of incorporation)                    number)        Identification Number)


127 North Street, Elkton, MD 21921-5547
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (410) 398-1650
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

         (b) Appointment of Principal Officer. On May 17, 2005, R. Lee Whitehead was elected Vice President and Chief Financial Officer of Cecil Bancorp, Inc. (the "Company") and Cecil Federal Bank (the "Bank"). Mr. Whitehead, age 27, previously served as Accounting Manager of the Bank. Mr. Whitehead was employed as an accountant for Stegman & Company from December 2000 until joining the Bank in April 2004.

         (d) Appointment of Director. At the May 17, 2005 regular meetings of the Board of Directors of the Company and the Bank, Mark W. Saunders was elected to serve as a director of both the Company and the Bank. Mr. Saunders, age 31, is the General Manager-Retail of Bay Ace Hardware, Inc. in Elkton, Maryland. He does not currently serve on any committee of either board. Mr. Saunders is the nephew of Charles Sposato, Chairman of the Company and the Bank. Any and all transactions between the Bank or the Company and Mr. Saunders and his immediate family and associates were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, any and all such loans did not involve more than normal risk of collectibility or present other unfavorable features.


Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Exhibits. None



                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cecil Bancorp, Inc.

                                    By   /s/ Mary B. Halsey
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                                         Mary B. Halsey
                                         President and Chief Executive Officer
Dated: August 4, 2005